For the fiscal period ended 12/31/04
File number 811-5186

                                  SUB-ITEM 77-0

                                  EXHIBITS
                                  --------

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund: American Skandia Trust -- AST DeAM Bond Portfolio

1.   Name of Issuer:
         Goldman Sachs

2.   Date of Purchase
         02/12/04

3.   Number of Securities Purchased
         4,300

4.   Dollar Amount of Purchase
         $430,000

5.   Price Per Unit
         $100

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
         Goldman Sachs

7.   Other Members of the Underwriting Syndicate
         See Exhibit A

EXHIBIT A
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UNDERWRITER
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ABN AMRO Incorporated
Blaylock & Partners
BNP Paribas
Commerzbank Securities
Credit Lyonnais Securities
Daiwa Securities SMBC Europe
Deutsche Bank Securities
HSBC
ING Financial Markets
JP Morgan
Mellon Financial Markets
Suntrust Robinson Humphrey
Utendahl Capital Partners
Wachovia Securities
Wells Fargo